Exhibit 3.200

i.~GISTRY OF coMPAlES . CA<iil !JATE , ) . - 1 1 JUL 2013 t.f'0~······Uls No .... '.:)?.1.9. .. Volidi1y subject to Bank Clearance A..3?1-4--'ll I. NAME MEMORANDUM OF ASSOCIATION OF RDC MAL TA LIMITED The name of the Company is RDC MALTA LIMITED. 2. PRIVATE COMPANY The Company shall be a private limited liability Company. 3. REGISTERED OFFICE I 1 JUL 2013 RQ The registered office of the Company shall be situate at 171, Old Bakery Street, Valletta VLT 1455, Malta or at such other address as may be determined by the Board of Directors of the Company. 4. OBJECTS The objects of the Company are: a) to purchase, acquire, own, hold, manage, lease, administer, sell or otherwise dispose of property of any kind, whether immovable or movable, personal or real, and whether or not belonging to the Company, and to subscribe for, take, purchase or otherwise acquire, hold, sell or dispose of shares or other interest in or securities of any other company; b) to establish, maintain, support and operate shipping and drilling services including both offshore exploratory and development drilling, testing and completing, working over, side tracking and deepening of wells and all ancillary services and for these purposes or as independent undertakings, to import, export to and from any part of the world, purchase, take in exchange, charter, hire, build, construct or otherwise acquire, and to own, work, manage, man, provide or contract personnel, contract and trade with mobile drilling platforms, motor and other vehicles, steam, sailing, motor and other ships, trawlers, drifters, tugs and vessels, and aircraft with all necessary and convenient equipment, engines, tackle, gear, furniture and stores, or any shares or interest in platform, rigs, ships, vessels, aircraft, motor and other vehicles, including shares, stocks or securities of companies possesses of or interested in any platforms, rigs, ships, aircraft or vehicles and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange or let out on hire or hire purchase, or charter or otherwise deal with 1 and dispose of any platforms, rigs, ships, vessels, aircraft and vehicles, shares, stock and securities or any of the engines, tackle, gear, furniture, equipment and stores of the Company; c) to obtain loans, overdrafts, credits and other financial and monetary facilities without limit and otherwise borrow or raise money in such manner as the Company shall think fit, whether as sole borrower or jointly with other persons and/or severally, and to provide by way of security for the repayment of the principal and interest thereon and/or the fulfilment of any of the Company's obligations, a hypothec, pledge, privilege, lien, mortgage or other charge or encumbrance over the assets of the Company; d) to guarantee the obligations and/or the repayment of indebtedness of any person although not in furtherance of the Company's corporate purpose and whether or not the Company receives any consideration or derives any direct or indirect benefit therefrom, and to secure such guarantee by means of a hypothec, privilege, lien, mortgage, pledge or other charge or encumbrance over the assets of the Company; e) to carry out such activities as may be ancillary to the above or as may be necessary or desirable to achieve the above objects. Nothing in the foregoing shall be construed as enabling or empowering the Company to carry on any activity, business or service that requires a licence or other authorisation under or in terms of the Banking Act, Chapter 371 of the Laws of Malta, the Financial Institutions Act, Chapter 376 of the Laws of Malta, the Investment Services Act, Chapter 370 of the Laws of Malta, the Insurance Business Act, Chapter 403 of the Laws of Malta, the Insurance Intermediaries Act, Chapter 487 of the Laws of Malta or the Trusts and Trustees Act, Chapter 331 of the Laws of Malta without a licence or other appropriate authorisation from the relevant competent authority .. The foregoing objects shall be construed consistently with and subject to the provisions of the Companies Act, 1995. 4A. POWERS OF THE COMPANY In attaining its objects, the Company shall have the following powers: (a) To purchase, and acquire and to sell and transfer, take on or grant on lease, exchange, any asset and to carry out such amelioration, upgrading or reconstruction work on such assets as may be necessary for the development of the Company. (b) To sell, manage, improve, process, manufacture, exchange, insure, let on lease or otherwise, mortgage, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company for such consideration as the Company may think fit. 2

(c) To appoint agents of the Company in any part of the world. (d) To enter into any arrangements with any governments or authorities, municipal, local or otherwise, in any part of the world, and to obtain from any such government or authority all rights, concessions and privileges that may seem conducive to the Company's objects, or any of them. (e) To enter into partnership, joint venture or into any arrangement for sharing profits, union of interests, reciprocal concession, or co-operation with any person or Company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in, and to take or otherwise acquire and hold shares or stock in or securities of any such Company, and to subsidise or otherwise assist any such person or Company. (I) To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or Company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or Company, or to acquire an interest in, amalgamate with or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or Company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received. (g) To lend and advance money or give credit to such persons and on such terms as may seem expedient to the Company, only where necessary and in relation to the business of the Company. (h) To draw, make, accept, endorse, negotiate, discount, execute and issue promissory notes, bills of exchange and other negotiable or transferable instruments. (i) To receive dividends, capital gains, royalties and similar income, rents, interest, any other income or gains derived from investments (including income or gains on the disposal of such investments), and profits or gains attributable to a permanent establishment (including a branch). G) To employ any number of workers for the purposes for which the Company is established and to remunerate any person, firm or company rendering services to the Company, whether by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise. (k) To pay all or any expenses incurred in connection with the formation, promotion and incorporation of the Company, or to contract with any person, firm or 3 company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares, debentures, debenture stock or securities of this Company. (I) To grant pensions, allowances, gratuities and bonuses to Directors, ex-Directors, officers, ex-officers, employees or ex-employees of the Company or the dependants or relatives of such persons. (m) To promote any other company for the purpose of acquiring all or any of the property or undertaking any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to subscribe for or otherwise acquire all or any part of the shares or securities of any such company as aforesaid. (n) To amalgamate with any other company whose objects are similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking subject to the liabilities of this undertaking and/ or any such other company as aforesaid, with or without winding-up, or by sale or purchase (for fully or partly paid shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership or in any other manner. (o) To distribute among the members in specie any property of the Company or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law. (p) To sell or dispose of the undertaking, property and assets of the Company or any part thereof in such manner and for such consideration as the Company may think fit. (q) To apply for, register, purchase, or by other means acquire, hold, develop, exploit, protect and renew any patents, patent rights, brevets d 'inventions, licenses, secret processes, trademarks, designs, royalties, copyrights, grants, options, protection and concessions and other exclusive and non-exclusive rights, and to grant licenses or rights in respect thereof, and to disclaim, alter, modify, use and tum to account, and to manufacture under or grant licenses or privileges in respect of the same, and to expend money in experimenting upon testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire. (r) To do all or any of the things referred to in this Para.4A in any part of the world, and either as principals, agents, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, sub-contractors, or otherwise. 4

(s) Where the laws of an approved country or jurisdiction so allow, and upon obtaining the consent of the Registrar of Companies in Malta, to apply to the proper authority of such country or jurisdiction to have the Company registered as continued as if it had been incorporated or registered under the laws of that other country or jurisdiction. 5. LIMITED LIABILITY The liability of the members of the Company is limited to the amount, if any, unpaid on the issued shares respectively held by them. 6. CAPITAL The authorised share capital shall be of US$2,000 (two thousand United States Dollars) divided into 2,000 (two thousand) shares of US$! (one United States Dollar) each. The issued share capital shall be of US$2,000 (two thousand. United States Dollars) divided into 2,000 (two thousand) shares of US$] (one United States Dollar) each. Each issued share shall be fully paid up. 7. SUBSCRIBERS (a) RDC Holdings Luxembourg Sari (Reg No B 167417) 46A Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg 1,999 (one thousand nine hundred and ninety nine ) Ordinary shares of US$] (one United States Dollar) each, fully paid up. (b) Rowan No. I Limited (Reg No 8026104) Mitre House, 160 Aldersgate Street, London ECIA 4DD, England, UK I (one) Ordinary share ofUS$1 (one United States Dollar) each, fully paid up. 8. DIRECTORS (a) The Company's affairs shall be entrusted to a Board of Directors which shall consist of not less than one (I) and not more than four (4) Directors. (b) The Directors of the Company are: 5

Gregory M. Hatfield 4408 Effie St. Bellaire Texas 77401 USA (US Passport 136058397) "A" Director Thomas P. Burke 515 Longwood Avenue, Houston, Texas 77024 USA (UK Passport 761313095) "A" Director Bernard Zammit 5 San Salvatore, Alfred Gauci Street, StJulian's STJl 180, Malta (Maltese ID Card No. 281161 M) "B" Director John Borg Olivier 1, Il-Murex, Trig Manuel Agius, MadlienaSWQ 1510, Malta (Maltese ID Card No. 0449763 M) "B" Director ( c) The legal and judicial representation of the Company shall be vested in any one "A" and any one "B" Director acting jointly. Notwithstanding the above and in addition to the aforesaid, the Board of Directors may from time to time appoint any one or more director/s and/or any person or persons to represent the Company for a specific purpose or in a specific case or cases or classes of cases. ( d) Any Power of Attorney issued by the Company shall be executed by any director or any person authorised by the Board of Directors for this purpose and such power of attorney shall be considered as executed by the Company. 6

9. SECRETARY The Secretaries of the Company are : • Ms. Melanie M. Trent (US. Passport No. 448773366) of 3445 Locke Lane, Houston, Texas 77027 USA; and • Ms. Claire Valletta Giordano (Maltese ID Card No 408979 (M)) of 171, Old Bakery Street, Valletta VLTl455, Malta. Certified True Copy Dr. Stephen Attard (I. D. 79867(M)) Special Attorney 7

I. PRELIMINARY ARTICLES OF ASSOCIATION RDC MALTA LIMITED Regulations for the Management of a Private Company The Company is established as a private company as defined in the Companies Act, 1995 (hereinafter called the "Companies Act") and accordingly: (i) the right to transfer shares is restricted in the manner hereinafter prescribed; (ii) the number of members of the company is limited to fifty; (iii) the invitation to the public to subscribe to shares or debentures of the company is prohibited; (iv) the company shall not have the power to issue share warrants to bearer. Regulations for the Management of a Limited Liability Companv The Regulations contained in Part I of the First Schedule to the Companies Act shall apply save as otherwise amended or varied by these Articles. Regulations 14, 36, 54, 57- 64, 67-71, 81, 82 of Part I of the First Schedule shall not apply. 2. RESOLUTIONS A resolution in writing signed by : (a) all the members for the time being entitled to receive notice of and to attend and vote at any general meeting of the company, or (b) all the Directors, or if there is only one, the Sole Director, appearing as directors of the company from time to time in the public register of the company at the Registry of Companies, shall be valid and effectual as if it had been passed at a meeting of the relevant body duly convened and held. Several distinct copies (including fax copies) of the same document or resolution signed by each of the members or directors shall when placed together constitute one writing for the purposes of this Article. 3. SHARE CAPITAL AND VARIATION OF RIGHTS (a) Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the company may from time to time by ordinary resolution determine. 8

(b) Subject to the provisions of Article 115 of the Companies Act any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed on such terms and in such manner as the company before the issue of the shares may by extraordinary resolution determine. ( c) Subject to the provisions of Article 85 of the Companies Act, the Company in general meeting may authorize by ordinary resolution the board of directors to issue shares up to the value of the Company's authorised share-capital. (d) Subject to the provisions of Article 3(c) above, all shares from time to time unissued shall be at the disposal of the Directors and they may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper. ( e) If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of the issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall apply. (t) The company may exercise the power of paying commissions or of making discounts or allowances provided it complies with the requirements of Article 113 of the Companies Act. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. (g) Every person whose name is entered as a member in the register of members shall be entitled without payment to receive one certificate for all his shares or several certificates each for one or more of his shares. If a share certificate be defaced, lost or destroyed, it may be renewed on application of the member on such terms (if any) as to evidence and indemnity and the payment of out-of pocket expenses of the Company for investigating evidence as the directors think fit. 4. CALL ON SHARES (a) The Board of Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares. A call may be revoked, modified or postponed as the Directors may determine. Any member shall be entitled to at least seven (7) days notice. (b) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. 9

( c) If a sum called in respect of a share is not paid before or on the date appointed for the payment thereof, the person from whom the sum is due shall pay interest thereon from the day appointed for payment thereof to the time of actual payment at such rate not exceeding eight per centum (8%) as the directors may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part. (d) Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified. (e) The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment. (f) The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding eight per centum (8%), as may be agreed upon between the directors and the member paying such sum in advance. 5. TRANSFER (a) The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof. (b) A part of a share may not form the object of a transfer. (c) Any member may transfer his shares to another member for such consideration as may be agreed between the transferor and the transferee and the other members shall have no rights of option with respect to such shares. (d) Any transfer of shares by a member to any person who is not a member of the company may only take place with the prior written approval of the Board of Directors. The Board of Directors may in its absolute discretion refuse to authorise such transfer without having to give reasons for its refusal. ( e) In the case specified in paragraph ( d) should the Board of Directors approve of a transfer to a non-member the Board shall notify the other shareholders who shall have an option to purchase all or some of the shares themselves at the price and under such terms as may have been agreed between the transferor and the 10 transferee except in the case where the Board of Directors fixes a price, which may differ from the agreed price, for the purpose of the exercise of the option. 6. PLEDGING OF SECURITIES (a) The members may enter into any agreement relating to the pledging of their shares or the creation of any rights in connection with the said shares for any reason they may deem fit and with such third parties as they deem appropriate. (b) The holders of other securities issued by the Company may enter into any agreement relating to the pledging of their securities or the creation of any rights in connection with the said securities for any reason they may deem fit and with such third parties as they deem appropriate. (c) Upon the Company being notified of such a pledge agreement, the Company shall record that fact in its register of members or debentures and the Company shall recognize all rights validly granted to any third parties and shall act according to and consistently with the terms of such agreement in all matters. (d) Insofar as and to the extent that such a pledge agreement validly vests third parties with rights pertaining to the shares or debentures normally exercisable respectively by the members or the debenture holders of the Company, such rights shall be exercisable by the third parties as though they were the members or debenture holders of the Company to the exclusion of the member or members or holder or holders of the relevant securities. 7. TRANSMISSION OF SHARES Shares are transferable on death of a shareholder to his heirs according to any will or the law. Until such time as the rightful heir is established the estate of the deceased member will be deemed to be the holder of the shares. 8. FAILURETOPAYUPUPONCALL Where a member fails to pay up such part of any share after a call has been made to this effect such member shall be liable to the company and the company may sue the member for the collection of a civil debt. 9. MEETINGS IN MALTA All meetings of the Board of Directors and any general meeting of the members of the company shall be held in Malta unless otherwise resolved by the Directors of the company. 10. (a) GENERAL MEETINGS The Annual General Meeting of the company shall be held at such time and at such place as the Directors shall appoint. 11

(b) All General Meetings other than the Annual General Meeting shall be called Extraordinary General Meetings. (c) The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by Article 129 of the Companies Act. 11. NOTICE OF GENERAL MEETINGS (a) Notice of any general meeting shall be given to all members of the company, to all directors, and to the auditors of the company. (b) A general meeting of the Company shall be called by fourteen (I 4) days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business the general nature of that business, and shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under the Articles of the Company entitled to receive such notices from the Company: Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed by all the members entitled to attend and vote thereat. ( c) The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. 12. PROCEEDINGS AT GENERAL MEETINGS (a) All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an Annual General Meeting with the exception of: (i) declaring a dividend, (ii) the consideration of the accounts and balance sheets, (iii) the reports of the directors and auditors, (iv) the election of directors in place of those retiring or resigning or being removed, and (v) the appointment of, and the fixing of the remuneration of, the auditors. (b) No business shall be transacted at a General Meeting of the Company unless a quorum of members is present at the time the meeting proceeds to business. ( c) Any one (I) member holding at least fifty-one per centum ( 51% ) of the shares holding voting rights in the company shall form a quorum. Provided that should there not be a quorum within half an hour of the appointed time, the member or 12 members present shall constitute a quorum and the meeting can then proceed to transact business. ( d) Each share shall entitle the member to one (I) vote. (e) The Chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act, the directors present shall elect one of their number to be chairman of the meeting. If at any meeting no director is willing to act as chairman or if no director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting. (f) The chairman of the meeting may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. (g) At any general meeting of the Company, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by: (i) the Chairman; or (ii) at least three (3) members present in person or by proxy; or (iii) any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or (iv) a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. Unless a poll be so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution: Provided that where a resolution requires a particular majority in value, the resolution shall not be deemed to have been carried on a show of hands by the 13 required majority unless there be present at the meeting, whether in person or by proxy, a number of members holding in the aggregate the required majority as aforesaid. (h) In the case of an equality of votes, the chairman of the meeting at which the show of hands takes place, shall be entitled to a second or casting vote. (i) Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person or proxy shall have one (I) vote. 0) No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid up. (k) No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive. (I) The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall, as far as possible, be deposited at the registered office of the company or at such other place as is specified for the purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than twenty-four (24) hours before the time appointed for the taking of the poll, in order to allow time for the verification of the authenticity of the instrument by the Chairman and in default, saving verifiable proof of the authenticity of the instrument satisfactory to the Chairman, the Chairman shall be entitled, in his sole discretion, to refuse the proxy. (m) An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances permit: "1/We ........................................... ,of ...................................................... . being member/members of the above-named company, hereby appoint .................................... of ............................................. and/or ......................... of ....................................... as my/our joint and several proxy to receive or waive notice of, attend and vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the company, to be held on the ..... day of .............. , 20 ... and at any aqjournment thereof Signed this ... . day of ............... , 20 ... 14

Name: in the presence of: Name: This form is to be used in favour of' I against* the resolutions. - or - Unless otherwise instructed, the proxy will vote as he thinks fit* ". • Strike out whichever is not desired .. (n) The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. ( o) Proxies may be given by means of a fax or an electronic document scan sent by e-mail and the person so appointed shall enjoy all the rights of the person issuing such a proxy: provided that the veracity of the source of the fax or of the e-mail by which the electronic document scan is sent is confirmed and accepted by the Chairman of the meeting at which it is produced in accordance with paragraph (I) hereof. 13. THE BOARD OF DIRECTORS (a) The remuneration of the directors shall from time to time be determined by the company in general meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company. (b) The shareholding qualification for directors may be fixed by the company in general meeting, and unless and until so fixed no qualification shall be required. ( c) A Director is empowered to appoint another person in his stead as an alternate director by means of a written instrument and such person so appointed shall enjoy all the powers and rights of the said Director including the right to attend and vote at meetings of the Board of Directors. Such alternate Director shall have a vote or votes in addition to his own vote, if any. Written instrument includes a telefax, telex or e-mail message. ( d) The Directors shall have the powers mentioned in the Memorandum of Association as further defined hereafter: (i) The Board of Directors may from time to time borrow or raise any sum or sums of money upon any terms as to interest or otherwise as it may deem fit, and for the purpose of securing the same or for any other purpose, grant any mortgage or hypothec on any of the assets of the 15 company and/or create and issue any perpetual or redeemable debentures or debenture stock or charge on the undertaking or the whole or any part of the assets, present or future, of the Company; and any debentures, debenture stock and other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise. (ii) The directors shall exercise their powers subject to any of these Articles, to the provisions of the Companies Act and to such regulations being not inconsistent with the aforesaid Articles or provisions, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made. (iii) The directors shall cause minutes to be made in books provided for such purpose: (a) of all appointments of officers made by the directors; (b) of the names of directors present at each meeting of the directors or committees of directors; (c) of all resolutions and proceedings at all meetings of the Company, and of the directors, and of committees of directors. (iv) The directors on behalf of the company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with the company or to his widow or dependants and may make contributions to any fund and pay premiums for the purpose of provision of any such gratuity, pension or allowance. (v) The directors shall hold office until such time as they resign or are otherwise removed. (vi) A director shall declare his interest in any contract or arrangement which is being discussed by the Board of Directors or which is being or may be entered into by the company. He shall not be precluded from voting at any meeting where such contracts or arrangements are being considered. (v) A director may hold any other office (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. 14. PROCEEDINGS AT BOARD OF DIRECTORS 16

(a) The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by the affirmative vote of two directors, provided at least one of the said directors is an "A" director. A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors. (b) The quorum necessary for the transaction of the business of the directors, shall be constituted by one "A" and one "B" director. (c) The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding same, the directors present may choose one of their number to be chairman of the meeting. (d) The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors, and subject to any such regulations, it shall regulate its proceedings in like manner as if its meetings were meetings of the directors. ( e) The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. His appointment shall be automatically terminated ifhe ceases to be a director. (f) A managing director shall receive such remuneration as the directors, subject to the approval of the company in general meeting, may from time to time determine. (g) The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers. 15. SECRETARY (a) The appointment or replacement of the Company Secretary and the remuneration and conditions of holding office shall be determined by the directors. (b) The Company Secretary shall be responsible for keeping: (i) the minute book of general meetings of the Company; 17

(ii) the minute book of meetings of the Board of Directors; (iii) the register of members; (iv) the register of debentures; and (v) such other registers and records as the Company Secretary may be required to keep by the Board of Directors. (c) The Company Secretary shall: (i) ensure that proper notices are given of all meetings; and (ii) ensure that all returns and other documents of the Company are prepared and delivered in accordance with the requirements of the Companies Act. 16. DIVIDENDS AND RESERVES (a) The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors. (b) A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets, and the directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates (where this is permissible under the applicable law) and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties. For the avoidance of doubt, nothing in these Articles shall preclude the Company in general meeting from offering to pay dividends to its members by any means, including but not limited to scrip dividends. (c) The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company. Such interim dividends may be satisfied wholly or partly by the distribution of assets. For the avoidance of doubt, nothing in these Articles shall preclude the Directors from offering to pay interim dividends to the Members by any means, including but not limited to scrip dividends. (d) No dividend shall be paid otherwise than out of profits. ( e) The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the directors may from time to time think tit. The directors may 18 also without placing the same to reserve carry forward any profits which they may think prudent not to distribute. (f) Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on the share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly. (g) The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company. (h) No dividend shall bear interest against the Company. 17. ACCOUNTS The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by law or authorised by the directors or by the Company in general meeting. 18. CAPITALISATION OF PROFITS The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit ofany of the Company's reserve accounts or to the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution: Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares: 19

Provided further that the directors may in giving effect to such resolution make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions. 19. EXTRAORDINARY RESOLUTIONS A resolution shall be an extraordinary resolution where - (a) it has been taken at a general meeting of which notice specifying the intention to propose the text of the resolution as an extraordinary resolution and the principal purpose thereof has been duly given; and (b) it has been passed by a number of members having the right to attend and vote at any such meeting holding in the aggregate not less than fifty-one per centum (51%) in nominal value of the shares conferring that right. An extraordinary resolution shall be required for: (a) any changes to the Memorandum or Articles of Association of the Company including any change of name of the Company; (b) any reduction of the issued share capital of the Company; ( c) any conversion, amalgamation or division of or involving the Company; (d) the winding up of the Company; (e) the registration of the Company as continued in an approved country or jurisdiction as if it had been incorporated or registered under the laws of that other country or jurisdiction; and (f) any other circumstance or instance required under the Companies Act or other applicable law. 20. WINDING UP (a) The company shall be wound up by an extraordinary resolution of the company. (b) If the Company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Companies Act, divide amongst the members "in specie" or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the numbers of different classes of members. The liquidator may, with like sanction, vest the whole or any part of such assets in trusts for the benefit of the beneficiaries as the liquidator, with 20 the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

21. NOTICES

Notice under these Articles shall be given in accordance with this Article. Any notice must be served by registered post or telefax or telex and shall be deemed to have been served in the case of registered post on the day immediately following that on which it was posted and in the case of a telefax or a telex on the day of transmission, and in providing such service it shall be sufficient to prove that the notice was addressed properly and posted or transmitted to such telefax or telex number as may be notified by the shareholders and directors to the Company.

22. MEETINGS BY TELEPHONE

A person is entitled to participate at a meeting of the Board of Directors or at any General Meeting by means of a telephone link provided the other members or directors agree to such participation by telephone. The chairman of the meeting, in such cases, shall sign on behalf of the person participating by telephone and shall record the fact that all persons present at the meeting have agreed to such telephonic participation.

23. INDEMNITY

Every managing director, director holding any other executive office or other director, and every agent, or company secretary and in general any officer or auditor for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings in which judgement is given in his favour or in which he is acquitted.

Certified True Copy

Dr. Stephen Attard (I. D. 79867(M))
Special Attorney

This...11.....day of...July.....2013..
filed by....Gerado.....with...1...doc/s.
.....A. Schembri.....
f/Registrar of Companies

ANDREW SCHEMBRI

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